                                                            EXHIBIT 16
                         CAPSTONE GOVERNMENT INCOME FUND
                        SCHEDULE FOR COMPUTATION OF YIELD



         Yield    =        2[(a - b) + 1)6 - 1]
                                 cd

         a        =        dividends and interest earned during the period,

         b        =        expenses accrued for the period (net of
                           reimbursements),

         c        =        the average daily number of shares outstanding during
                           the period that were entitled to receive dividends, and

         d        =        the maximum offering price per share on the last day
                           of the period.



                          *****************************



         Yield    =        2[(364,459.12 - 54,808.51) + 1)6 - 1]
                                    (16,936,377.331)(4.89)

                  =        4.529% (for 1 month period ending November 30, 1996)

                         CAPSTONE GOVERNMENT INCOME FUND
             SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


         P (1 + T)n        =        ERV

                  P        =        a hypothetical initial payment of $1,000,

                  T        =        the average annual total return,

                  n        =        the number of years,

                ERV        =        the ending redeemable value of a
                                    hypothetical $1,000 payment made at the
                                    beginning of the period.

                          *****************************

The Fund's average annualized total return for the one year period ending November 30, 1996 is 4.072%.

                           $1,000 (1 + .04072)1 = ERV

                                      $1,040.72 = ERV

An initial payment of $1,000 invested on 12/01/95 will result in 200.803 shares. An income distribution of $0.282 per share resulted in 12.023 additional shares rendering a total of 212.826 shares. On 11/30/96 the net asset value of Capstone Government Income Fund was $4.89 per share, thereby creating a total market value of $1,040.72 and yielding an average annual total return of 4.072%.

                          *****************************

The Fund's average annualized total return for the five year period from December 1, 1991 to November 30, 1996 is 3.68%.

                            $1,000 (1 + .0368)5 = ERV

                                      $1,197.86 = ERV

An initial payment of $1,000 on 12/01/91 will result in 208.333 shares. Income distributions of $0.779 per share resulted in 36.628 additional shares, rendering a total of 244.961 shares. At 11/30/96 the net asset value of Capstone Government Income Fund was $4.89 per share, thereby creating a total market value of $1,197.86 and yielding an average annual total return of 3.68%.

                          *****************************

The Fund's average annualized total return for the ten year period from December 1, 1986 to November 30, 1996 is 4.60%.

                           $1,000 (1 + .0460)10 = ERV

                                      $1,567.70 = ERV

An initial payment of $1,000 on 12/01/86 will result in 188.324 shares. Income distributions of $2.664 per share resulted in 132.269 additional shares, rendering a total of 320.593 shares. At 11/30/96 the net asset value of Capstone Government Income Fund was $4.89 per share, thereby creating a total market value of $1,567.70 and yielding an average return of 4.60%.

                         CAPSTONE GOVERNMENT INCOME FUND
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN



         P (1 + T)         =        ERV

                   P       =        a hypothetical initial payment of $1,000,

                  T        =        the total return,

                  ERV      =        the ending redeemable value of a
                                    hypothetical $1,000 payment made at the
                                    beginning of the period.

                          *****************************

The Fund's total return for the one year period ending November 30, 1996 is 4.072%.

                            $1,000(1 + .04072) = ERV

                                     $1,040.72 = ERV

An initial payment of $1,000 invested on 12/01/95 will result in 200.803 shares. An income distribution of $0.282 per share resulted in 12.023 additional shares rendering a total of 212.826 shares. On 11/30/96 the net asset value of Capstone Government Income Fund was $4.89 per share, thereby creating a total market value of $1,040.72 and yielding a total return of 4.072%.


                          *****************************

The Fund's total return for the five year period from December 1, 1991 to November 30, 1996 is 19.786%.

                            $1,000(1 + .19786) = ERV

                                     $1,197.86 = ERV

An initial payment of $1,000 on 12/01/91 will result in 208.333 shares. Income distributions of $0.779 per share resulted in 36.628 additional shares, rendering a total of 244.961 shares. At 11/30/96 the net asset value of Capstone Government Income Fund was $4.89 per share, thereby creating a total market value of $1,197.86 and yielding a total return of 19.786%.

                          *****************************

The Fund's total return for the ten year period from December 1, 1986 to November 30, 1996 is 56.770%.

                            $1,000 (1 + .56770) = ERV

                                      $1,567.70 = ERV

An initial payment of $1,000 on 12/01/86 will result in 188.324 shares. Income distributions of $2.664 per share resulted in 132.269 additional shares, rendering a total of 320.593 shares. At 11/30/96 the net asset value of Capstone Government Income Fund was $4.89 per share, thereby creating a total market value of $1,567.70 and yielding a total return of 56.770%.